CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@camdennational.bank

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS
FOURTH QUARTER AND YEAR END 2024 FINANCIAL RESULTS

Fourth Quarter Net Interest Margin Expansion and Solid Earnings Set the Stage Heading Into 2025

CAMDEN, Maine, January 28, 2025/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) today reported earnings for the quarter ended December 31, 2024, of $14.7 million and diluted earnings per share ("EPS") of $1.00, an increase of 12% and 11%, respectively, over the third quarter of 2024.

On January 2, 2025, the Company announced the successful closing of its merger with Northway Financial, Inc. (“Northway”), the parent company of Northway Bank. The all-stock transaction was originally announced on September 10, 2024. As of the closing, the combined institution had total assets of approximately $7.0 billion and 73 branches in Maine and New Hampshire. The conversion of Northway’s banking products and services to Camden National systems is expected to occur in mid-March 2025.

Excluding the merger and acquisition costs incurred in the fourth quarter of 2024, on a non-GAAP basis, core net income for the fourth quarter of 2024 was $15.1 million and core diluted EPS was $1.03, an increase of 9% and 8%, respectively, over the third quarter of 2024.

“We are pleased with our fourth quarter and full-year financial performance. These results reflect our team's collective efforts and commitment to serving our customers and communities,” said Simon Griffiths, president and chief executive officer of Camden National Corporation. “We enter 2025 with tremendous momentum across our franchise, highlighted by our fourth quarter financial results, which included core earnings growth of 9% for the quarter and signs of profitability returning to historical levels as our return on average assets surpassed 1%. As we enter 2025, we are excited to welcome our neighbors from Northway and bolster our franchise in New Hampshire. We remain confident in our plan to build the premier Northern New England community bank, and our strong 2024 financial performance provides us a solid foundation to do so.”

For the year ended December 31, 2024, the Company reported net income of $53.0 million and diluted EPS of $3.62, each an increase of 22% over the year ended December 31, 2023. On a non-GAAP basis, core net income for the year ended December 31, 2024, was $53.4 million and core diluted EPS was $3.65, each an increase of 1% over the year ended December 31, 2023.

FOURTH QUARTER 2024 HIGHLIGHTS*

•Our net interest margin for the fourth quarter of 2024 was 2.57%, an increase of 11 basis points over the third quarter of 2024.

•For the fourth quarter of 2024, our return on average assets was 1.01%, our return on average equity was 10.99%, and, on a non-GAAP basis, our return on average tangible equity was 13.50%. Excluding merger and acquisition costs, on a non-GAAP basis, our core return on average assets was 1.04% and our core return on average tangible equity was 13.88%.

•For the fourth quarter of 2024, our efficiency ratio on a GAAP and non-GAAP basis was 59.62% and 58.51%, respectively, showing continued momentum.

•At and for the quarter ended December 31, 2024, asset quality remained strong without any signs of systemic stress. Loans 30-89 days past due at December 31, 2024, remained low and were 0.05% of total loans, an increase of 2 basis points from September 30, 2024. Non-performing loans at December 31, 2024, were 0.16% of total loans, an improvement of 1 basis point compared to September 30, 2024.

•At December 31, 2024, our capital position remained strong and well in excess of regulatory capital ratios. Our common equity ratio was 9.15%, and on a non-GAAP basis, our tangible common equity ratio was 7.64%, a slight decrease of 7 and 5 basis points, respectively, from September 30, 2024.

FINANCIAL CONDITION

As of December 31, 2024, total assets were $5.8 billion compared to $5.7 billion as of September 30, 2024.

Cash balances totaled $215.0 million at December 31, 2024, an increase of 54% since September 30, 2024. The increase is temporary, and we anticipate cash balances decreasing to prior period levels in the first quarter of 2025, in part as a result of the Company taking actions in early January 2025 to pay-off higher cost term borrowings of Northway and expected normal deposit outflows in the first quarter of each year due to seasonality within our markets.

Investments totaled $1.1 billion on December 31, 2024, a decrease of 2% since September 30, 2024. In the fourth quarter of 2024, the decrease in investment balances was due to the shifts in the interest rate environment, this led to a $17.7 million decrease in the fair value of our available-for-sale (“AFS”) investment portfolio. As of December 31, 2024 and September 30, 2024, the duration of the Company's total investment portfolio was 5.2 years and 5.3 years, respectively. The duration of the AFS investment portfolio for both December 31, 2024 and September 30, 2024, was 4.3 years.

Loans totaled $4.1 billion on December 31, 2024, remaining largely consistent with reported balances as of September 30, 2024. During the fourth quarter of 2024, a few larger loan payoffs muted our commercial and commercial real estate loan growth. At December 31, 2024, our committed commercial and commercial real estate loan pipelines totaled $45.4 million. Within our retail loan business, we continue to sell the majority of our residential mortgage production. Our funded residential mortgage production for the fourth quarter was 14% higher than the previous quarter, and we sold 58% of our total fourth quarter residential mortgage production. Our committed retail loan production at December 31, 2024, totaled $41.8 million.

As of and for the quarter ended December 31, 2024, the Company’s asset quality remained very strong across all key metrics. At December 31, 2024, loans 30-89 days past due were 0.05% of total loans, non-performing assets were 0.11% of total assets, and annualized net charge-offs for the fourth quarter of 2024 were 0.04% of average

*2024 financial information does not include Northway, which the Company acquired on January 2, 2025.

loans. We continue to review our loan portfolio regularly for any potential concerns, and as of December 31, 2024, we have not identified any signs of systemic stress or elevated risks across our loan portfolio. The Company’s allowance for credit losses ("ACL") on loans increased by 1 basis point in the fourth quarter of 2024 to
0.87%. At December 31, 2024, the ACL was 5.5 times the total non-performing loans, increasing from 5.1 times as of September 30, 2024.

Deposits totaled $4.6 billion on December 31, 2024, an increase of 1% since September 30, 2024. On a non-GAAP basis, core deposits grew 2% in the fourth quarter of 2024 to $3.9 billion, primarily driven by the continued growth within savings deposits of 7% in the quarter and a temporary deposit of $61.8 million deposited by one large customer relationship that we anticipate being drawn down in the first quarter of 2025.

As of December 31, 2024, the Company's regulatory capital ratios were each well in excess of regulatory capital requirements. The Company's common equity ratio was 9.15%, and, on a non-GAAP basis, its tangible common equity ratio was 7.64%, a decrease of 7 and 5 basis points, respectively, from September 30, 2024. The decrease in the common equity ratio and tangible common equity ratios was driven by the shift in the interest rate curve, which drove down the valuation on the Company’s AFS investment portfolio between quarters.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 3.93%, based on the Company's closing share price of $42.74 as reported by NASDAQ on December 31, 2024, payable on January 31, 2025, to shareholders of record on January 15, 2025.

FINANCIAL OPERATING RESULTS (Q4 2024 vs. Q3 2024)

Net income for the fourth quarter of 2024 was $14.7 million, an increase of $1.6 million, or 12%, compared to the third quarter of 2024. The increase was driven by the strong revenue growth of 6% in the fourth quarter and lower operating expenses of 2% between periods. Excluding merger and acquisition costs related to the acquisition of Northway in January of 2025, on a non-GAAP basis, core net income for the fourth quarter of 2024 grew by $1.3 million, or 9%, over the third quarter of 2024.

Net interest income for the fourth quarter of 2024 increased $1.8 million, or 5%, to $35.4 million, compared to the third quarter of 2024. The increase was driven by net interest margin expansion of 11 basis points between quarters to 2.57% for the fourth quarter. Our improved net interest margin between periods reflects the macroeconomic shift in short-term interest rates during the second half of 2024 and our ability to effectively lower deposit rates, which resulted in our average cost of funds declining 19 basis points between quarters to 2.16% for the fourth quarter of 2024.

Provision expense of $809,000 was recorded for the fourth quarter of 2024, consisting of a provision for loan losses of $746,000 and a provision for unfunded commitments of $63,000. The Company increased its ACL to loans coverage ratio 1 basis point to 0.87% for the fourth quarter of 2024.

Non-interest income for the fourth quarter of 2024 was $12.2 million, reflecting an increase of $760,000, or 7%, over the third quarter of 2024. The growth between periods was primarily driven by the recognition of our annual Visa bonus in the fourth quarter of 2024, which drove the increase in debit card income of $384,000 and an increase in back-to-back loan swap fee income of $232,000.

Non-interest expense for the fourth quarter of 2024 was $28.4 million, a decrease of $536,000, or 2%, compared to the third quarter of 2024. The primary drivers for the decline were lower salaries and employee benefits costs of 3% and lower Northway merger and acquisition costs. During the first quarter of 2025, we anticipate higher merger and acquisition costs as we integrate Northway with the Company following the closing of the Northway acquisition on January 2, 2025. Our GAAP efficiency ratio for the fourth quarter of 2024 was 59.62% and our non-GAAP efficiency ratio was 58.51%, compared to 64.23% and 62.39% for the third quarter of 2024, respectively.

NORTHWAY ACQUISITION

On January 2, 2025, the Company completed its previously announced acquisition of Northway in an all-stock transaction. At the effective time of the Merger, each share of Northway’s common stock was converted into the right to receive 0.83 shares of the Company’s common stock, which resulted in the issuance of approximately 2.3 million shares to Northway's shareholders. The total consideration paid by the Company was approximately $96.5 million, based on the Company’s January 2, 2025 closing price of $42.25 per share as reported by Nasdaq.

Q4 2024 CONFERENCE CALL

Camden National will host a conference call and webcast at 3:00 p.m., Eastern Time, on Tuesday, January 28, 2025, to discuss its fourth quarter 2024 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):            (833) 470-1428
Live dial-in (All other locations):        (929) 526-1599
Participant access code:             416800
Live webcast:                https://events.q4inc.com/attendee/658938636

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with approximately $7.0 billion in assets. Founded in 1875, Camden National Bank has 73 branches in Maine and New Hampshire, is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements in response to recent developments affecting the banking sector; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of the war in Ukraine, conflict in the Middle East and other notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possible materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. This release may also contain forward-looking statements relating to the Company's acquisition of Northway. Factors that could cause actual results to differ materially include the following: the reaction to the transaction of the companies' customers, employees and counterparties; customer disintermediation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; credit and interest rate risks associated with Camden's and Northway's respective businesses, customers, borrowings, repayment, investment and deposit practices; and other risks. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: core net income; core diluted earnings per share; core return on average assets; core return on average equity; pre-tax, pre-provision income; return on average tangible equity and core return on average tangible equity; the efficiency and tangible common equity ratios; tangible book value per share; core deposits and average core deposits. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Year Ended
(In thousands, except number of shares and per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Financial Condition Data
Loans	$4,115,259	$4,116,729	$4,098,094	$4,115,259	$4,098,094
Total assets	5,805,138	5,745,180	5,714,506	5,805,138	5,714,506
Deposits	4,633,167	4,575,226	4,597,360	4,633,167	4,597,360
Shareholders' equity	531,231	529,900	495,064	531,231	495,064
Operating Data and Per Share Data
Net income	$14,666	$13,073	$8,480	$53,004	$43,383
Core net income (non-GAAP)(1)	15,086	13,800	12,410	53,432	52,980
Pre-tax, pre-provision income non-GAAP)(1)	19,211	16,093	10,849	65,056	55,936
Diluted EPS	1.00	0.90	0.58	3.62	2.97
Core diluted EPS (non-GAAP)(1)	1.03	0.95	0.85	3.65	3.63
Profitability Ratios
Return on average assets	1.01%	0.91%	0.59%	0.92%	0.76%
Core return on average assets (non-GAAP)(1)	1.04%	0.96%	0.87%	0.92%	0.93%
Return on average equity	10.99%	10.04%	7.20%	10.36%	9.30%
Core return on average equity (non-GAAP)(1)	11.30%	10.48%	10.53%	10.45%	11.35%
Return on average tangible equity (non-GAAP)(1)	13.50%	12.40%	9.18%	12.83%	11.83%
Core return on average tangible equity (non-GAAP)(1)	13.88%	12.94%	13.40%	12.94%	14.42%
GAAP efficiency ratio	59.62%	64.23%	71.96%	63.24%	65.75%
Efficiency ratio (non-GAAP)(1)	58.51%	62.39%	63.48%	62.36%	61.52%
Net interest margin (fully-taxable equivalent)	2.57%	2.46%	2.40%	2.46%	2.46%
Asset Quality Ratios
ACL on loans to total loans	0.87%	0.86%	0.90%	0.87%	0.90%
Non-performing loans to total loans	0.16%	0.17%	0.18%	0.16%	0.18%
Loans 30-89 days past due to total loans	0.05%	0.03%	0.12%	0.05%	0.12%
Annualized net charge-offs to average loans	0.04%	0.03%	0.04%	0.03%	0.03%
Capital Ratios
Common equity ratio	9.15%	9.22%	8.66%	9.15%	8.66%
Tangible common equity ratio (non-GAAP)(1)	7.64%	7.69%	7.11%	7.64%	7.11%
Tier 1 leverage capital ratio	9.90%	9.84%	9.40%	9.90%	9.40%
Total risk-based capital ratio	15.11%	14.85%	14.36%	15.11%	14.36%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	December 31, 2024	September 30, 2024	December 31, 2023	% Change Dec 2024 vs. Sep 2024	% Change Dec 2024 vs. Dec 2023
ASSETS
Cash, cash equivalents and restricted cash	$214,963	$139,512	$99,804	54%	115%
Investments:
Trading securities	5,243	5,141	4,647	2%	13%
Available-for-sale securities, at fair value	593,749	603,211	625,808	(2)%	(5)%
Held-to-maturity securities, at amortized cost	517,778	526,251	544,931	(2)%	(5)%
Other investments	22,514	22,513	15,394	—%	46%
Total investments	1,139,284	1,157,116	1,190,780	(2)%	(4)%
Loans held for sale, at fair value	11,049	11,706	10,320	(6)%	7%
Loans:
Commercial real estate	1,711,964	1,707,923	1,672,306	—%	2%
Commercial	382,785	382,507	403,901	—%	(5)%
Residential real estate	1,752,249	1,762,395	1,763,378	(1)%	(1)%
Consumer and home equity	268,261	263,904	258,509	2%	4%
Total loans	4,115,259	4,116,729	4,098,094	—%	—%
Less: allowance for credit losses on loans	(35,728)	(35,414)	(36,935)	1%	(3)%
Net loans	4,079,531	4,081,315	4,061,159	—%	—%
Goodwill and core deposit intangible assets	95,112	95,251	95,668	—%	(1)%
Other assets	265,199	260,280	256,775	2%	3%
Total assets	$5,805,138	$5,745,180	$5,714,506	1%	2%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$925,571	940,702	$967,750	(2)%	(4)%
Interest checking	1,483,589	1,445,828	1,553,787	3%	(5)%
Savings and money market	1,511,589	1,466,541	1,364,401	3%	11%
Certificates of deposit	532,424	553,481	609,503	(4)%	(13)%
Brokered deposits	179,994	168,674	101,919	7%	77%
Total deposits	4,633,167	4,575,226	4,597,360	1%	1%
Short-term borrowings	500,621	516,336	485,607	(3)%	3%
Junior subordinated debentures	44,331	44,331	44,331	—%	—%
Accrued interest and other liabilities	95,788	79,387	92,144	21%	4%
Total liabilities	5,273,907	5,215,280	5,219,442	1%	1%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	116,425	116,072	115,602	—%	1%
Retained earnings	509,452	500,927	481,014	2%	6%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(104,015)	(91,349)	(107,409)	14%	(3)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	8,958	4,506	6,096	99%	47%
Net unrecognized gain (loss) on postretirement plans, net of tax	411	(256)	(239)	(261)%	(272)%
Total accumulated other comprehensive loss	(94,646)	(87,099)	(101,552)	9%	(7)%
Total Shareholders’ equity	531,231	529,900	495,064	—%	7%
Total liabilities and shareholders’ equity	$5,805,138	$5,745,180	$5,714,506	1%	2%

Consolidated Statements of Income Data
(unaudited)

	For the Three Months Ended			% Change Dec 2024 vs. Sep 2024	% Change Dec 2024 vs. Dec 2023
(In thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023
Interest Income
Interest and fees on loans	$54,035	$55,484	$51,287	(3)%	5%
Taxable interest on investments	6,925	6,622	6,638	5%	4%
Nontaxable interest on investments	461	462	654	—%	(30)%
Dividend income	408	389	273	5%	49%
Other interest income	1,662	764	945	118%	76%
Total interest income	63,491	63,721	59,797	—%	6%
Interest Expense
Interest on deposits	23,408	25,051	22,838	(7)%	2%
Interest on borrowings	4,134	4,549	3,700	(9)%	12%
Interest on junior subordinated debentures	540	534	550	1%	(2)%
Total interest expense	28,082	30,134	27,088	(7)%	4%
Net interest income	35,409	33,587	32,709	5%	8%
Provision for credit losses	809	239	569	238%	42%
Net interest income after provision for credit losses	34,600	33,348	32,140	4%	8%
Non-Interest Income
Debit card income	3,553	3,169	3,466	12%	3%
Service charges on deposit accounts	2,136	2,168	2,102	(1)%	2%
Income from fiduciary services	1,834	1,817	1,653	1%	11%
Mortgage banking income, net	933	973	1,032	(4)%	(10)%
Brokerage and insurance commissions	1,441	1,414	1,188	2%	21%
Bank-owned life insurance	720	709	500	2%	44%
Net loss on sale of securities	—	—	(4,975)	—%	N.M.
Other income	1,549	1,156	1,020	34%	52%
Total non-interest income	12,166	11,406	5,986	7%	103%
Non-Interest Expense
Salaries and employee benefits	15,973	16,545	15,404	(3)%	4%
Furniture, equipment and data processing	3,660	3,578	3,605	2%	2%
Net occupancy costs	1,971	1,890	1,939	4%	2%
Debit card expense	1,344	1,368	1,345	(2)%	—%
Regulatory assessments	804	784	839	3%	(4)%
Consulting and professional fees	786	788	1,193	—%	(34)%
Merger and acquisition costs	432	727	—	(41)%	N.M.
Amortization of core deposit intangible assets	139	139	148	—%	(6)%
Other real estate owned and collection costs, net	50	94	67	(47)%	(25)%
Other expenses	3,205	2,987	3,306	7%	(3)%
Total non-interest expense	28,364	28,900	27,846	(2)%	2%
Income before income tax expense	18,402	15,854	10,280	16%	79%
Income Tax Expense	3,736	2,781	1,800	34%	108%
Net Income	$14,666	$13,073	$8,480	12%	73%
Per Share Data
Basic earnings per share	$1.01	$0.90	$0.58	12%	74%
Diluted earnings per share	1.00	0.90	0.58	11%	72%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For the Year Ended		% Change Dec 2024 vs. Dec 2023
(In thousands, except per share data)	December 31, 2024	December 31, 2023
Interest Income
Interest and fees on loans	$214,650	$195,379	10%
Taxable interest on investments	27,381	24,267	13%
Nontaxable interest on investments	1,849	2,927	(37)%
Dividend income	1,630	1,061	54%
Other interest income	4,047	2,612	55%
Total interest income	249,557	226,246	10%
Interest Expense
Interest on deposits	95,806	78,884	21%
Interest on borrowings	19,166	12,949	48%
Interest on junior subordinated debentures	2,132	2,150	(1)%
Total interest expense	117,104	93,983	25%
Net interest income	132,453	132,263	—%
(Credit) provision for credit losses	(404)	2,100	(119)%
Net interest income after (credit) provision for credit losses	132,857	130,163	2%
Non-Interest Income
Debit card income	12,657	12,613	—%
Service charges on deposit accounts	8,444	7,839	8%
Income from fiduciary services	7,270	6,669	9%
Brokerage and insurance commissions	5,535	4,650	19%
Mortgage banking income, net	3,230	2,921	11%
Bank-owned life insurance	2,806	2,349	19%
Net loss on sale of securities	—	(10,310)	N.M.
Other income	4,597	4,303	7%
Total non-interest income	44,539	31,034	44%
Non-Interest Expense
Salaries and employee benefits	64,073	60,009	7%
Furniture, equipment and data processing	14,364	13,377	7%
Net occupancy costs	7,912	7,674	3%
Debit card expense	5,287	5,126	3%
Consulting and professional fees	3,583	4,520	(21)%
Regulatory assessments	3,258	3,413	(5)%
Merger and acquisition costs	1,159	—	N.M.
Amortization of core deposit intangible assets	556	592	(6)%
Other real estate owned and collection costs, net	201	42	N.M.
Other expenses	11,543	12,608	(8)%
Total non-interest expense	111,936	107,361	4%
Income before income tax expense	65,460	53,836	22%
Income Tax Expense	12,456	10,453	19%
Net Income	$53,004	$43,383	22%
Per Share Data
Basic earnings per share	$3.63	$2.98	22%
Diluted earnings per share	3.62	2.97	22%
N.M. = Not meaningful

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For the Three Months Ended			For the Three Months Ended
(In thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	September 30, 2024	December 31, 2023
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$130,405	$48,914	$44,577	4.49%	4.66%	6.70%
Investments - taxable	1,150,351	1,138,979	1,186,959	2.61%	2.53%	2.39%
Investments - nontaxable(1)	61,929	61,864	89,029	3.77%	3.78%	3.72%
Loans(2):
Commercial real estate	1,707,914	1,706,509	1,661,720	5.36%	5.41%	4.87%
Commercial(1)	359,954	375,944	388,907	6.29%	6.51%	6.25%
Municipal(1)	15,237	17,186	14,430	5.30%	5.17%	4.13%
Residential real estate	1,766,143	1,780,665	1,765,099	4.45%	4.53%	4.35%
Consumer and home equity	267,065	264,178	256,073	7.52%	7.96%	7.86%
Total loans	4,116,313	4,144,482	4,086,229	5.19%	5.29%	4.96%
Total interest-earning assets	5,458,998	5,394,239	5,406,794	4.61%	4.69%	4.39%
Other assets	315,181	317,319	305,159
Total assets	$5,774,179	$5,711,558	$5,711,953

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$948,015	$934,403	$985,458	—%	—%	—%
Interest checking	1,449,281	1,440,374	1,547,438	2.29%	2.56%	2.53%
Savings	726,179	679,118	622,094	1.06%	0.95%	0.17%
Money market	779,893	760,977	756,407	3.09%	3.46%	3.14%
Certificates of deposit	537,922	565,063	583,738	3.67%	3.85%	3.49%
Total deposits	4,441,290	4,379,935	4,495,135	1.91%	2.09%	1.87%
Borrowings:
Brokered deposits	170,638	156,618	120,920	4.93%	5.25%	5.24%
Customer repurchase agreements	182,017	190,936	197,920	1.58%	1.92%	1.68%
Junior subordinated debentures	44,331	44,331	44,331	4.84%	4.79%	4.92%
Other borrowings	325,000	336,899	271,316	4.17%	4.28%	4.19%
Total borrowings	721,986	728,784	634,487	3.74%	3.90%	3.66%
Total funding liabilities	5,163,276	5,108,719	5,129,622	2.16%	2.35%	2.10%
Other liabilities	80,144	84,617	115,157
Shareholders' equity	530,759	518,222	467,174
Total liabilities & shareholders' equity	$5,774,179	$5,711,558	$5,711,953
Net interest rate spread (fully-taxable equivalent)				2.45%	2.34%	2.29%
Net interest margin (fully-taxable equivalent)				2.57%	2.46%	2.40%
(1)     Reported on tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)     Non-accrual loans and loans held for sale are included in total average loans.

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For the Year Ended		For the Year Ended
(In thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$68,633	$33,676	4.86%	5.50%
Investments - taxable	1,159,910	1,203,445	2.56%	2.17%
Investments - nontaxable(1)	61,992	100,614	3.78%	3.68%
Loans(2):
Commercial real estate	1,699,655	1,659,078	5.29%	4.83%
Commercial(1)	378,257	398,948	6.44%	5.99%
Municipal(1)	15,859	16,702	4.94%	4.04%
Residential real estate	1,773,149	1,748,076	4.47%	4.09%
Consumer and home equity	262,251	253,877	7.82%	7.56%
Total loans	4,129,171	4,076,681	5.20%	4.80%
Total interest-earning assets	5,419,706	5,414,416	4.62%	4.19%
Other assets	315,335	292,910
Total assets	$5,735,041	$5,707,326

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$929,443	$1,020,045	—%	—%
Interest checking	1,464,651	1,614,598	2.48%	2.30%
Savings	657,529	675,478	0.71%	0.12%
Money market	766,596	717,478	3.31%	2.68%
Certificates of deposit	567,182	453,723	3.80%	2.85%
Total deposits	4,385,401	4,481,322	2.00%	0.42%
Borrowings:
Brokered deposits	152,918	184,709	5.18%	4.74%
Customer repurchase agreements	185,299	191,646	1.73%	1.49%
Junior subordinated debentures	44,331	44,331	4.81%	4.85%
Other borrowings	365,989	246,058	4.36%	4.11%
Total borrowings	748,537	666,744	3.90%	3.58%
Total funding liabilities	5,133,938	5,148,066	2.28%	1.83%
Other liabilities	89,290	92,543
Shareholders' equity	511,813	466,717
Total liabilities & shareholders' equity	$5,735,041	$5,707,326
Net interest rate spread (fully-taxable equivalent)			2.34%	2.36%
Net interest margin (fully-taxable equivalent)			2.46%	2.46%
(1)    Reported on tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)    Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data
(unaudited)

(In thousands)	At or for the Year Ended December 31, 2024	At or for the Nine Months Ended September 30, 2024	At or for the Six Months Ended June 30, 2024	At or for the Three Months Ended March 31, 2024	At or for the Year Ended December 31, 2023
Non-accrual loans:
Residential real estate	$1,891	$2,497	$2,497	$2,473	$2,539
Commercial real estate	559	130	79	205	386
Commercial	1,927	2,057	4,409	1,980	1,725
Consumer and home equity	452	666	810	1,000	798
Total non-accrual loans	4,829	5,350	7,795	5,658	5,448
Accruing troubled-debt restructured loans prior to adoption of ASU 2022-02	1,631	1,645	1,846	1,973	1,990
Total non-performing loans	6,460	6,995	9,641	7,631	7,438
Other real estate owned	—	—	—	—	—
Total non-performing assets	$6,460	$6,995	$9,641	$7,631	$7,438
Loans 30-89 days past due:
Residential real estate	$558	$216	$400	$797	$1,290
Commercial real estate	689	239	678	92	740
Commercial	393	578	539	537	2,007
Consumer and home equity	621	358	628	618	922
Total loans 30-89 days past due	$2,261	$1,391	$2,245	$2,044	$4,959
ACL on loans at the beginning of the period	$36,935	$36,935	$36,935	$36,935	$36,922
Provision (credit) for loan losses	53	(693)	(976)	(1,164)	1,174
Charge-offs:
Residential real estate	—	—	—	—	18
Commercial real estate	—	—	—	—	58
Commercial	1,784	1,157	763	309	1,560
Consumer and home equity	99	83	55	36	91
Total charge-offs	1,883	1,240	818	345	1,727
Total recoveries	(623)	(412)	(271)	(187)	(566)
Net charge-offs	1,260	828	547	158	1,161
ACL on loans at the end of the period	$35,728	$35,414	$35,412	$35,613	$36,935
Components of ACL:
ACL on loans	$35,728	$35,414	$35,412	$35,613	$36,935
ACL on off-balance sheet credit exposures(1)	2,806	2,743	2,787	2,325	2,353
ACL, end of period	$38,534	$38,157	$38,199	$37,938	$39,288
Ratios:
Non-performing loans to total loans	0.16%	0.17%	0.23%	0.19%	0.18%
Non-performing assets to total assets	0.11%	0.12%	0.17%	0.13%	0.13%
ACL on loans to total loans	0.87%	0.86%	0.86%	0.86%	0.90%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.04%	0.03%	0.04%	0.02%	0.04%
Year-to-date	0.03%	0.03%	0.03%	0.02%	0.03%
ACL on loans to non-performing loans	553.07%	506.28%	367.31%	466.69%	496.57%
Loans 30-89 days past due to total loans	0.05%	0.03%	0.05%	0.05%	0.12%
(1)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Core Net Income; Core Diluted Earnings per Share; Core Return on Average Assets; and Core Return on Average Equity:
	For the Three Months Ended			For the Year Ended
(In thousands, except number of shares, per share data and ratios)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Core Net Income:
Net income, as presented	$14,666	$13,073	$8,480	$53,004	$43,383
Adjustment for net loss on sale of securities	—	—	4,975	—	10,310
Adjustment for Signature Bank bond (recovery) write-off	—	—	—	(910)	1,838
Adjustment for merger and acquisition costs	432	727	—	1,159	—
Tax impact of above adjustments(1)	(12)	—	(1,045)	179	(2,551)
Core net income	$15,086	$13,800	$12,410	$53,432	$52,980
Core Diluted Earnings per Share:
Diluted earnings per share, as presented	$1.00	$0.90	$0.58	$3.62	$2.97
Adjustment for net loss on sale of securities	—	—	0.34	—	0.71
Adjustment for Signature Bank bond (recovery) write-off	—	—	—	(0.06)	0.13
Adjustment for merger and acquisition costs	0.03	0.05	—	0.08	—
Tax impact of above adjustments(1)	—	—	(0.07)	0.01	(0.18)
Core diluted earnings per share	$1.03	$0.95	$0.85	$3.65	$3.63
Core Return on Average Assets:
Return on average assets, as presented	1.01%	0.91%	0.59%	0.92%	0.76%
Adjustment for net loss on sale of securities	—%	—%	0.35%	—%	0.18%
Adjustment for Signature Bank bond (recovery) write-off	—	—%	—	(0.02)%	0.03
Adjustment for merger and acquisition costs	0.03%	0.05%	—%	0.02%	—
Tax impact of above adjustments(1)	—%	—%	(0.07)%	—%	(0.04)
Core return on average assets	1.04%	0.96%	0.87%	0.92%	0.93%
Core Return on Average Equity:
Return on average equity, as presented	10.99%	10.04%	7.20%	10.36%	9.30%
Adjustment for net loss on sale of securities	—%	—%	4.22%	—%	2.21%
Adjustment for Signature Bank bond (recovery) write-off	—	—%	—	(0.18)%	0.39%
Adjustment for merger and acquisition costs	0.32%	0.56%	—%	0.23%	—%
Tax impact of above adjustments(1)	(0.01)%	(0.12)%	(0.89)%	0.04%	(0.55)%
Core return on average equity	11.30%	10.48%	10.53%	10.45%	11.35%
(1) Assumed a 21% tax rate for eligible costs.

Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income, as presented	$14,666	$13,073	$8,480	$53,004	$43,383
Adjustment for provision (credit) for credit losses	809	239	569	(404)	2,100
Adjustment for income tax expense	3,736	2,781	1,800	12,456	10,453
Pre-tax, pre-provision income	$19,211	$16,093	$10,849	$65,056	$55,936

Efficiency Ratio:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Non-interest expense, as presented	$28,364	$28,900	$27,846	$111,936	$107,361
Adjustment for merger and acquisition costs	432	727	—	1,159	—
Adjusted non-interest expense	$27,932	$28,173	$27,846	$110,777	$107,361
Net interest income, as presented	$35,409	$33,587	$32,709	$132,453	$132,263
Adjustment for the effect of tax-exempt income(1)	162	165	199	637	901
Non-interest income, as presented	12,166	11,406	5,986	44,539	31,034
Adjustment for net loss on sale of securities	—	—	4,975	—	10,310
Core net interest income plus non-interest income	$47,737	$45,158	$43,869	$177,629	$174,508
GAAP efficiency ratio	59.62%	64.23%	71.96%	63.24%	65.75%
Non-GAAP efficiency ratio	58.51%	62.39%	63.48%	62.36%	61.52%
(1) Assumed a 21% tax rate.

Return on Average Tangible Equity and Core Return on Average Tangible Equity:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Return on Average Tangible Equity:
Net income, as presented	$14,666	$13,073	$8,480	$53,004	$43,383
Adjustment for amortization of core deposit intangible assets	139	139	148	556	592
Tax impact of above adjustment(1)	(29)	(29)	(31)	(117)	(124)
Net income, adjusted for amortization of core deposit intangible assets	$14,776	$13,183	$8,597	$53,443	$43,851
Average equity, as presented	$530,759	$518,222	$467,174	$511,813	$466,717
Adjustment for average goodwill and core deposit intangible assets	(95,179)	(95,319)	(95,739)	(95,389)	(95,962)
Average tangible equity	$435,580	$422,903	$371,435	$416,424	$370,755
Return on average equity	10.99%	10.04%	7.20%	10.36%	9.30%
Return on average tangible equity	13.50%	12.40%	9.18%	12.83%	11.83%
Core Return on Average Tangible Equity:
Core net income (see "Core Net Income" table above)	$15,086	$13,647	$12,410	$53,432	$52,980
Adjustment for amortization of core deposit intangible assets	139	139	148	556	592
Tax impact of above adjustment(1)	(29)	(29)	(31)	(117)	(124)
Core net income, adjusted for amortization of core deposit intangible assets	$15,196	$13,757	$12,527	$53,871	$53,448
Core return on average tangible equity	13.88%	12.94%	13.38%	12.94%	14.42%
(1) Assumed a 21% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	December 31, 2024	September 30, 2024	December 31, 2023
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$531,231	$529,900	$495,064
Adjustment for goodwill and core deposit intangible assets	(95,112)	(95,251)	(95,668)
Tangible shareholders' equity	$436,119	$434,649	$399,396
Shares outstanding at period end	14,579,339	14,577,218	14,565,952
Book value per share	$36.44	$36.35	$33.99
Tangible book value per share	29.91	29.82	27.42
Tangible Common Equity Ratio:
Total assets	$5,805,138	$5,745,180	$5,714,506
Adjustment for goodwill and core deposit intangible assets	(95,112)	(95,251)	(95,668)
Tangible assets	$5,710,026	$5,649,929	$5,618,838
Common equity ratio	9.15%	9.22%	8.66%
Tangible common equity ratio	7.64%	7.69%	7.11%

Core Deposits:
(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023
Total deposits	$4,633,167	$4,575,226	$4,597,360
Adjustment for certificates of deposit	(532,424)	(553,481)	(609,503)
Adjustment for brokered deposits	(179,994)	(168,674)	(101,919)
Core deposits	$3,920,749	$3,853,071	$3,885,938

Average Core Deposits:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total average deposits, as presented(1)	$4,441,290	$4,379,935	$4,495,135	$4,385,401	$4,481,322
Adjustment for average certificates of deposit	(537,922)	(565,063)	(583,738)	(567,182)	(453,723)
Average core deposits	$3,903,368	$3,814,872	$3,911,397	$3,818,219	$4,027,599
(1)     Brokered deposits are excluded from total average deposits, as presented on the Average Balance, Interest and Yield/Rate analysis table.